Exhibit 1.1

Contacts:

In Taiwan R.O.C. Dr. S.K. Chen ChipMOS TECHNOLOGIES (Bermuda) LTD. +886-6-507-7712 s.k._chen@chipmos.com	In the U.S. David Pasquale The Ruth Group +1-646-536-7006 dpasquale@theruthgroup.com

ChipMOS RECEIVES APPROVAL TO EXTEND ITS SHANGHAI CAPITAL INJECTION

OBLIGATION TO THE END OF 2008

Hsinchu, Taiwan, November 7, 2007 – ChipMOS TECHNOLOGIES (Bermuda) LTD. (“ChipMOS” or the “Company”) (Nasdaq:IMOS) announced today that its consolidated subsidiary, Modern Mind Technology Limited, has received written approval from the Shanghai government to extend the deadline for making the remaining US$127.5 million capital injection in its wholly-owned subsidiary, ChipMOS TECHNOLOGIES (Shanghai) LTD., to December 7th, 2008.

About ChipMOS TECHNOLOGIES (Bermuda) LTD.:

ChipMOS (http://www.chipmos.com/) is a leading independent provider of semiconductor testing and assembly services to customers in Taiwan, Japan, and the U.S. With advanced facilities in Hsinchu and Southern Taiwan Science Parks in Taiwan and Shanghai, ChipMOS and its subsidiaries provide testing and assembly services to a broad range of customers, including leading fabless semiconductor companies, integrated device manufacturers and independent semiconductor foundries.

Forward-Looking Statements

Certain statements contained in this announcement may be viewed as “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual performance, financial condition or results of operations of the Company to be materially different from any future performance, financial condition or results of operations implied by such forward-looking statements. Further information regarding these risks, uncertainties and other factors is included in the Company’s most recent Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”) and in the Company’s other filings with the SEC.